                                                                    EXHIBIT 21.1


                             SMARTFLEX SYSTEMS, INC.

                             LISTING OF SUBSIDIARIES

                                                             Jurisdiction of
               Name                                           Organization
               ----                                           ------------
Smartflex Singapore Pte. Ltd.                                  Singapore

Smartflex Systems de Mexico, C.V. de S.A.                      Mexico

Smartflex Systems Philippines Inc.                             Philippines

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